EXHIBIT 1.1






                                  22,000,000 Shares

                               FORT HOWARD CORPORATION

                        COMMON STOCK, PAR VALUE $.01 PER SHARE





                               UNDERWRITING AGREEMENT






             March   , 1995
                   --














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                                                March   , 1995
                                                      --



             Morgan Stanley & Co. Incorporated
             CS First Boston Corporation
             Salomon Brothers Inc
             c/o Morgan Stanley & Co. Incorporated
                 1251 Avenue of the Americas
                 New York, New York  10020

             Morgan Stanley & Co. International Limited
             CS First Boston Limited
             Salomon Brothers International Limited
             S.G. Warburg Securities Limited
             c/o Morgan Stanley & Co. International Limited
                 25 Cabot Street
                 Canary Wharf
                 London E14 4QA
                 England

             Dear Sirs:


                       FORT HOWARD CORPORATION, a Delaware corporation
             (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 22,000,000 shares of its Common Stock, par value $.01 per share (the "Firm Shares").

                       It is understood that, subject to the conditions
             hereinafter stated, 17,600,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 4,400,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in
             Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, CS First Boston Corporation and Salomon Brothers Inc shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, CS First Boston Limited, Salomon Brothers International Limited and S.G. Warburg Securities Limited shall act as representatives (the









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             "International Representatives") of the several
             International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters. The Company has reserved up to 1,100,000 shares of its Common Stock for sale to certain of its employees and other persons pursuant to a
             directed share program, up to [            ] of which shares
             will be reserved for sale to certain of its employees resident in the United Kingdom (the "U.K. Directed Share Program"). These Shares of Common Stock will be sold to the employees and other individuals by the Underwriters pursuant to this Agreement.

                       The Company also proposes to issue and sell to the
             several U.S. Underwriters not more than an additional 3,300,000 shares of its Common Stock, par value $.01 per share (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

                       The Company has filed with the Securities and
             Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 33-56573) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the Prospectus.




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                                         I.


                       The Company represents and warrants to each of the
             Underwriters that:

                       (a)  The Registration Statement has become
                  effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                       (b)  When the Registration Statement became
                  effective and at all times subsequent thereto up to and including the Closing Date referred to below, the Registration Statement and Prospectus, and any amendments or supplements thereto, will in all material respects conform to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and the Registration Statement and any amendment or supplement thereto at their respective effective dates will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus at the time the Registration Statement became effective or the Prospectus together with any supplement thereto at their respective issue dates and at the Closing Date referred to below, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing by such Underwriter through you expressly for use in connection with the Registration Statement or Prospectus or any amendment or supplement thereto.

                       (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as presently conducted, as described in the Prospectus. The Company has not failed to qualify to do business in any jurisdiction where failure so to qualify could reasonably be expected to materially adversely affect


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                  its financial condition, business, operations, or its
                  ability to perform any of its obligations under this Agreement.

                       (d)  Each of Fort Sterling Limited ("Fort
                  Sterling") and Harmon Assoc., Corp. ("Harmon") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to carry on its business as presently conducted, as described in the Prospectus. Fort Sterling and Harmon have not failed to qualify to do business in any jurisdiction where failure so to qualify could reasonably be expected to materially adversely affect each of their respective financial condition, business or operations.

                       (e) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

                       (f) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                       (g) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                       (h) This Agreement has been duly authorized, executed and delivered by the Company.

                       (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (i) contravene any provision of applicable law, (ii) violate or be inconsistent with the certificate of incorporation or by-laws of the Company, (iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it or any of its property is bound except for such contraventions or defaults which would not materially adversely affect the business, properties, prospects, assets, liabilities, operations or conditions (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), (iv) contravene any judgment, order or decree applicable to the Company


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                  or any of its subsidiaries of any governmental body,
                  agency or court having jurisdiction over the Company or any subsidiary noncompliance with which would have a Material Adverse Effect, and (v) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                      (j) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to carry on its business as presently conducted, as described in the Prospectus (except for those which, if not obtained or made, would not have a Material Adverse Effect).

                       (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                       (l)  There are no legal or governmental
                  proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                       (m) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                       (n) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes,


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                  pollutants or contaminants ("Environmental Laws"), (ii)
                  have received or applied for all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental
                  Laws, failure to receive or apply for required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                       (o) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business and operations of the Company and its subsidiaries, as a result of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to regulatory authorities). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect other than associated costs and liabilities disclosed in the Prospectus.

                       (p) On the Closing Date the Company will have entered into an amendment and restatement of the Stockholders Agreement dated as of December 7, 1990 (as so amended the "Stockholders Agreement"). The provisions of Section 4.3(c) of the Stockholders Agreement which prohibit the sale of shares of Common Stock of the Company or of securities convertible into or exercisable or exchangeable for such Common Stock by any of the parties to the Stockholders Agreement (other than the Company) for a period begining seven days before and ending 180 days after the effective date of the Registration Statement are in full force and effect and are binding on each of the parties to the Stockholders Agreement (other than the Company).

                       (q) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act



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                  and the rules and regulations of the Commission
                  thereunder.

                       (r) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) related to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                       (s) The U.K. Directed Share Program complies with applicable laws in the United Kingdom and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the consummation of the U.K. Directed Share Program.


                                         II.


                       The Company hereby agrees to sell to the several
             Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite their names at $_____ a share -- the purchase price.

                       On the basis of the representations and warranties
             contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 3,300,000 Additional Shares
             at the purchase price.   Additional Shares may be purchased
             as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in
             Schedule I hereto opposite the name of such U.S. Underwriter
             bears to the total number of U.S. Firm Shares.   The
             Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter collectively referred to as the U.S. Shares.




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                       The Company hereby agrees that, without the prior
             written consent of the U.S. Representatives on behalf of the Underwriters, it will not, during the period beginning seven days before and ending 180 days after the effective date of the Registration Statement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, including, without limitation, the Company's 1995 Stock Incentive Plan or (D) any shares of Common Stock issued pursuant to the Company's Non-Employee Director Stock Plan.

                                        III.


                       The Company is advised by you that the
             Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "public offering price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

                       Each U.S. Underwriter hereby makes to and with the
             Company the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of Article III of the Agreement Between U.S. and International Underwriters
             of even date herewith.   Each International Underwriter
             hereby makes to and with the Company the representations and agreements of such International Underwriter contained in


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             the seventh, eighth and ninth paragraphs of Article III of such Agreement.


                                         IV.


                       Payment for the Firm Shares shall be made by
             certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Shearman & Sterling, 599 Lexington Avenue, New
             York, New York at 10:00 A.M., local time, on March   , 1995,
                                                                --
             or at such other time on the same or such other date, not
             later than March   , 1995, as shall be designated in writing
                              --
             by you.   The time and date of such payment are hereinafter
             referred to as the Closing Date.

                       Payment for any Additional Shares shall be made by
             certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the U.S. Representatives to the Company of their determination, on behalf of the U.S. Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than _______, 1995, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are
             hereinafter referred to as the Option Closing Date.   The
             notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

                       Certificates for the Firm Shares and Additional
             Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.



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                                         V.


                       The obligations of the Company and the several
             obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

                       The several obligations of the Underwriters
             hereunder are subject to the following further conditions:

                       (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

                       (b) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                       (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an authorized officer of the Company, to the effect set forth in clauses (a), (j), (k), (l) and (m) of this Article V, and to the effect that: (x) to the best knowledge of such officer, after due inquiry, the representations and warranties of the Company contained herein are true and correct in all respects as of the Closing Date, (y) the Company has performed in all material respects all of the obligations to be performed hereunder on or before the Closing Date and (z) there has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

                       (d) You shall have received on the Closing Date an opinion of James W. Nellen II, Esq., General Counsel for the Company, in form and substance satisfactory to you and your counsel, dated the Closing Date, to the effect that:




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                            (i)  the Company is a corporation duly
                       organized, validly existing and in good
                       standing under the laws of the State of
                       Delaware, is in good standing under the laws of the States of Georgia, Oklahoma and Wisconsin and has the corporate power and authority to carry on its business as described in the Prospectus, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement;

                           (ii)  the execution, delivery and
                       performance by the Company of this Agreement and the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and do not and will not require the consent or approval of any shareholder of the Company or any trustee or holder of any indebtedness or other obligation of the Company, except for such as have been obtained on or prior to the date hereof;

                          (iii)  this Agreement has been duly
                       executed and delivered by the Company;

                           (iv)  neither the execution and delivery
                       by the Company, nor the fulfillment of or compliance by the Company with the provisions of this Agreement or the Shares, nor the consummation of the transactions contemplated in the Prospectus conflicts with, or results in a breach of the terms, conditions or provisions of, or constitutes a default under, or results in a violation of, its certificate of incorporation or by-laws, any statute, law, rule, code, ordinance or regulation or, to such counsel's knowledge after due inquiry, any judgment, order or decree, in each case applicable to it or its properties which is material to the issuance and sale of the Shares, this Agreement or the transactions contemplated in the Prospectus under the captions "Prospectus Summary -- The Proposed Recapitalization" and "Use of Proceeds," or any indenture, mortgage, contract or other instrument to which the Company is a party or by which it or any of its property is bound (except for such breaches, defaults, and violations which


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                       would not have a Material Adverse Effect) or
                       result in the creation or the imposition of any material lien, charge or encumbrance upon any property or assets of the Company;

                            (v)  no consent, approval, authorization
                       or order of, or qualification with, any
                       Wisconsin governmental body or agency is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, or for the valid authorization, issuance, sale and delivery of the Shares, or for the consummation by the Company of the transactions contemplated in the Prospectus under the captions "Prospectus Summary -- The Proposed Recapitalization" and "Use of Proceeds," or this Agreement, except
                       (x) for those which if not obtained would not have a Material Adverse Effect and (y) such as may be required by the securities or blue sky laws of Wisconsin in connection with the offer and sale of the Shares;

                           (vi)  each of the Company and its
                       subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus (except for those which, if not obtained or made, would not have a Material Adverse Effect); and

                          (vii)  except as disclosed in the
                       Prospectus, there is no action, suit or
                       proceeding pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Company or its properties before any governmental body or agency which, individually or in the aggregate (so far as the Company now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of the Company to consummate any of the transactions contemplated by the Prospectus or this Agreement.


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                  Such opinion shall also state that such counsel has
                  participated in the preparation of the Registration Statement and the Prospectus and no facts have come to the attention of such counsel which have led such counsel to believe (A) that the Registration Statement (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom as to which such counsel need express no opinion), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued or at the Closing Date, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such opinion shall cover the matters referred to in subparagraphs
                  (i) through (vii) above with respect to the General Corporation Law of the State of Delaware (with respect to the due organization, authorization, execution and delivery, valid existence and good standing of the Company), federal law and solely with respect to paragraphs (iv), (v) and (vi), Wisconsin law.

                       (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Company, dated the Closing Date, to the effect that

                            (i)  the Company is a corporation duly
                       incorporated, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to carry on its business and to own or hold under lease its properties as described in the Prospectus;

                           (ii)  Harmon is a corporation duly
                       incorporated and in good standing under the laws of the State of New York and has the corporate power and authority to carry on its business as presently conducted as described in the Prospectus.





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                          (iii)  the authorized capital stock of the
                       Company conforms as to legal matters to the description thereof contained in the Prospectus.

                           (iv)  the shares of Common Stock outstanding
                       prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                            (v)  the Shares have been duly authorized
                       and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                          (vii)  the execution and delivery by the
                       Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of the laws of the State of New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any material agreement or other material instrument binding upon the Company or any of its properties, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency or court of the State of New York or United States is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

                         (viii)  the statements (1) in the Prospectus
                       under the captions "Management -- Employment
                       Agreements," "-- Management Incentive Plan,"
                       "-- Supplemental Retirement Plan," "-- 1995 Stock Incentive Plan," "-- Management Equity Plan," and "-- Management Equity Participation Agreement," "Certain Transactions -- Stockholders Agreement," "Description of Certain Indebtedness,"

                       "Description of Capital Stock" and "Underwriters" and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                           (ix) after due inquiry, such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                            (x)  the Company is not an "investment
                       company" as such term is defined in the Investment Company Act of 1940, as amended; and

                           (xi)  the Registration Statement and
                       Prospectus (except for financial statements and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

             Such opinion shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and no facts have come to the attention of such counsel which have led such counsel to believe (A) that the Registration Statement, (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                       (f) You shall have received on the Closing Date an opinion of Pannone & Partners, United Kingdom counsel to the Company, dated the Closing Date, to the effect that Fort Sterling is a private limited company duly incorporated in England under Registered number 445297 which has been in continuous existence since the date of its incorporation, and no action is currently being taken by the Registrar of Companies for striking Fort Sterling off the Register or dissolving it as defunct, and it is not in liquidation or subject to an administration order, and no receiver or manager of its property has been appointed and that Fort Sterling has the corporate power and authority to carry on its business as presently conducted.

                       (g) You shall have received on the Closing Date an opinion of Linklaters & Paines, special United Kingdom counsel to the Company, dated the Closing Date, to the effect that (i) the U.K. Directed Share Program complies with applicable law in the United Kingdom and
                  (ii) no consent, approval, authorization or order of, or qualification with any United Kingdom governmental body or agency is required for the consummation of the U.K. Directed Share Program.

                       (h) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (vi),
                  (viii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters"), (xi) and the paragraph following subparagraph (xi) of paragraph (e) above.

                       With respect to the last paragraph of paragraph
             (e) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                       The opinions of Shearman & Sterling, Pannone &
             Partners, and Linklaters & Paines described in paragraphs
             (e), (f) and (g) above shall be rendered to you at the request of the Company and shall so state therein.

                       (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                       (j) The provisions of the Stockholders Agreement which prohibit the sale of shares of Common Stock of the Company or of securities convertible into or exercisable or exchangeable for such Common Stock by any of the parties to the Stockholders Agreement for a period beginning seven days before and ending 180 days after the effective date of the Registration Statement hereof are in full force and effect on the Closing Date.

                       (k) The Shares have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

                       (l) On or prior to the Closing Date, notices of redemption shall have been delivered to the relevant trustees with respect to the 14 1/8% Debentures and the 12 5/8% Debentures (as such terms are defined in the Prospectus), subject only to the closing of the offering of the Shares.

                       (m)  On or prior to the Closing Date, all
                  conditions precedent to the effectiveness of the New Bank Credit Agreement and the 1995 Receivables Facility (as each such term is defined in the Prospectus) have been satisfied, other than the closing of the offering of the Shares, and substantially contemporaneous with the closing of the offering of the Shares, the Company has borrowed under the New Bank Credit Agreement and the 1995 Receivables Facility the amounts described as being borrowed on the Closing Date under "Prospectus Summary -- The Proposed Recapitalization" in the Prospectus.

                       The several obligations of the U.S. Underwriters
             to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters set forth in this Article V related to the issuance of the Additional Shares.


                                         VI.


                       In further consideration of the agreements of the
             Underwriters herein contained, the Company covenants as follows:

                       (a)  To furnish to you, without charge, four
                  signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                       (b)  Before amending or supplementing the
                  Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object.

                       (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                       (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"), including, without limitation, expenses (including fees and disbursements of counsel) incurred by CS First Boston Corporation ("CS First Boston") in its capacity as a "qualified independent underwriter" within the meaning of Section 1 of Article III of the Rules of Fair Practice of the NASD; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is now so subject.

                       (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 1996 that satisfies the provisions of
                  Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                       (f)  To pay all expenses incident to the
                  performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Shares, including any transfer taxes payable in connection with the transfer of the Shares to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under state securities or Blue Sky laws in accordance with the provisions of paragraph (d) of Article VI, including filing fees and the reasonable fees and disbursements of U.S. counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memoranda, (v) the filing of trade reports in the provinces of Canada, if any, including filing fees and fees and disbursements of Canadian counsel to the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters, in quantities as hereinabove stated, of copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto,
                  (vii) the printing and delivery to the Underwriters of copies of any Blue Sky Memoranda, (viii) the filing fees and expenses if any, incurred with respect to any filing with the NASD, made in connection with the offering of the Shares, (ix) any transportation, accommodation and meal expenses incurred by the Company in connection with a "road show" presentation to potential investors, (x) fees and disbursements of foreign counsel to the Company in connection with the U.K. Directed Share Program and (xi) the approval for quotation of the Common Stock on the Nasdaq National Market.

                       (g) The Company will apply the net proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                       (h) The Company hereby agrees that it will ensure that any and all Shares sold to employees of the Company pursuant to the U.K. Directed Share Program will be restricted from sale, transfer, assignment, pledge or hypothecation for a period of thirty days following the Closing Date. Specifically, the Company will place a restrictive legend on the face of such securities stating that the securities may not be sold, transferred, assigned, pledged or hypothecated for a period of thirty days following the Closing Date and direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.

                                        VII.


                       The Company agrees to indemnify and hold harmless
             each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement
             --------  -------
             with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities and (ii) arising out of the Company's U.K. Directed Share Program.

                       The Company also agrees to indemnify and hold
             harmless CS First Boston and each person, if any, who controls CS First Boston within the meaning of either
             Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of CS First Boston's participation as a "qualified independent underwriter" within the meaning of Section 1 of Article III of the Rules of Fair Practice of the NASD in connection with the offering of the Shares, except for any losses, claims, damages, liabilities and judgments resulting from CS First Boston's, or its controlling person's, gross negligence or willful misconduct.

                       Each Underwriter agrees, severally and not
             jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
             Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                       In case any proceeding (including any governmental
             investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred and billed. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph of this Article VII in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm for CS First Boston in its capacity as a "qualified independent underwriter" and all persons, if any, who control CS First Boston within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act if representation of CS First Boston in such capacity and the other indemnified parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

                       The indemnifying party shall not be liable for any
             settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or
             judgment.   Notwithstanding the foregoing sentence, if at
             any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior
             to the date of such settlement.   No indemnifying party
             shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                       If the indemnification provided for in the first
             or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to
             correct or prevent such statement or omission.   The
             Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                       The Company and the Underwriters agree that it
             would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation
                                                 --- ----
             (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such
             action or claim.   Notwithstanding the provisions of this
             Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue
             statement or omission or alleged omission.   No person
             guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such
             fraudulent misrepresentation.   The remedies provided for in
             this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                       The indemnity and contribution provisions
             contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
             (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the

             Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.


                                        VIII.


                       This Agreement shall be subject to termination in
             your absolute discretion by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or
             (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


                                         IX.


                       This Agreement shall become effective upon the
             later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                       If, on the Closing Date or the Option Closing
             Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in
                                                         --------
             no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or
             the Company.   In any such case either you or the Company
             shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                       If this Agreement shall be terminated by the
             Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason not attributable to your actions or your failure to take actions reasonably contemplated by this Agreement, the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                       This Agreement may be signed in two or more
             counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                       This Agreement shall be governed by and construed
             in accordance with the internal laws of the State of New
             York.


                                           Very truly yours,

                                           FORT HOWARD CORPORATION


                                           By________________________




             Accepted, March   , 1995
                             --

             MORGAN STANLEY & CO.
               INCORPORATED
             CS FIRST BOSTON CORPORATION
             SALOMON BROTHERS INC

             Acting severally on behalf of themselves
               and the several U.S. Underwriters
               named in Schedule I hereto.

             By Morgan Stanley & Co.
                Incorporated


             By ___________________________


             MORGAN STANLEY & CO.
               INTERNATIONAL LIMITED
             CS FIRST BOSTON LIMITED
             SALOMON BROTHERS INTERNATIONAL LIMITED
             S.G. WARBURG SECURITIES LIMITED

             Acting severally on behalf of themselves
               and the several International Underwriters named in Schedule II hereto.

             By Morgan Stanley & Co.
                  International Limited


             By ____________________________

                                      Schedule I

                                  U.S. Underwriters
                                  -----------------


                                                             Number of
                                                            Firm Shares
                   Underwriter                            To Be Purchased
                   -----------                            ---------------

             Morgan Stanley & Co. Incorporated
             CS First Boston Corporation
             Salomon Brothers Inc
             [NAMES OF OTHER U.S. UNDERWRITERS]











                                                          _______________

                Total U.S. Firm Shares ..............          17,600,000
                                                          ===============

                                     Schedule II

                              International Underwriters
                              --------------------------



                                                             Number of
                                                            Firm Shares
                   Underwriter                            To Be Purchased
                   -----------                            ---------------

             Morgan Stanley & Co. International Limited
             CS First Boston Limited
             Salomon Brothers International Limited
             S.G. Warburg Securities Limited
             [NAMES OF OTHER INTERNATIONAL UNDERWRITERS]










                                                          _______________

                Total International Firm Shares ......          4,400,000
                                                          ===============